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                                     THE TORONTO-DOMINION BANK
                              NORTH BURNABY COMM. BKG. CTRE. 96560-004
                              1933 WILLINGDON AVE., NR. LOUGHEED HWY.
                                       BURNABY, B.C. V5C  5J3
                 $351,729.00
                 -----------  ----------------------------------------   -------
                                             BRANCH                        DATE

* "JOINTLY AND   On Demand for value received the undersigned jointly and
SEVERALLY"       severally* promise(s) to pay to THE TORONTO-DOMINION BANK (the
MAY BE DELETED   "Bank") or order at the above Branch, in lawful money of
IF THE UNDER-    Canada, the lesser of-
SIGNED IS ONE
CORPORATION      (i)  the principal sum of THREE HUNDRED FIFTY-ONE THOUSAND
OR ONE                SEVEN HUNDRED TWENTY-NINE ($351,729.00) DOLLARS (together
INDIVIDUAL            with interest as determinable below) and
BORROWER.
                 (ii) the unpaid principal balance of all advances (together with interest as determinable below) made by the Bank to the undersigned as recorded by the Bank in its records.

                 The Bank shall record in its records the amount of all advances made under, payments made in respect of, and all other amounts becoming due to the Bank under this Note (collectively, the "Entries"). The Bank's records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the undersigned to the Bank pursuant to this Note. The Entries shall be indicated on the statement of account or accounts (the "Statement of Account"). Unless within thirty (30) days of the date of the Statement of Account (the "Statement Date") the undersigned claims and establishes that an error has been made in the Entries, the undersigned shall be precluded after the Statement Date from objecting to the Entries listed on the Statement of Account, and after the Statement Date the Entries shall be admissible in any proceeding as full and conclusive evidence of the principal and accrued interest and shall be binding on the undersigned to the same extent and effect as though all the Entries had been made pursuant to written instructions from the undersigned.

                 In addition to receiving the Statement of Account, the undersigned may for information purposes only, no more often than once quarterly, if requested, receive from the Bank a loan history statement of all advances made under and payments made in respect of this Note during that quarter.

                 The principal amount (including any overdue interest) outstanding hereunder shall bear interest calculated and payable monthly from and including the date hereof until paid, before and after default or judgement, at the Bank's prime rate plus 2% per annum.

                 Prime rate means the rate of interest per annum established and reported by the Bank to the Bank of Canada from time to time as the reference rate of interest for the determination of interest rates that the Bank charges to customers of varying degrees of credit worthiness in Canada for Canadian dollar loans made by it in Canada.

                 The undersigned hereby acknowledge(s) that the undersigned will be bound by any and all changes of the prime rate irrespective of whether or not the Bank has directly notified the undersigned of any such changes.

                                       For: UV Systems Technology Inc.

                                            /s/ KEN FIELDING
                                            ----------------
                                                KEN FIELDING